Exhibit 99.1

United States Short Oil Fund, LP
Monthly Account Statement
For the Month Ended March 31, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$578,573
Unrealized Gain (Loss) on Market Value of Futures	410,377
Dividend Income	43
Interest Income	428
Total Income (Loss)	$989,421

Expenses
General Partner Management Fees	$7,698
Professional Fees	5,731
Brokerage Commissions	2,787
NYMEX License Fee	192
Non-interested Directors' Fees and Expenses	95
Prepaid Insurance Expense	91
Total Expenses	16,594
Expense Waiver	(6,908)
Net Expenses	$9,686
Net Income (Loss)	$979,735

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/15	$14,443,087
Net Income (Loss)	979,735

Net Asset Value End of Month	$15,422,822
Net Asset Value Per Share (250,000 Shares)	$61.69

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2015 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612